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                                                                 EXHIBIT 10.17



                                    AGREEMENT

This AGREEMENT (the " Agreement"), dated as of April 4, 2001 between Industrialex Manufacturing Corp., a Colorado corporation ("Industrialex") and Vincent DiNapoli and Susan E. DiNapoli, residing at 135 Pinewood Loop, Monument, CO 80132, ("Holders"), being Holders of a Secured Promissory Note between the parties dated July 5, 2000 in the amount of $610,000.

RECITAL

Industrialex and Holders desire to retire the Secured Promissory Note in the amount of $610,000 between the parties to conclude the Stock Purchase Agreement between the parties dated June 7, 2000.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

The Secured Promissory Note between the parties, dated July 5, 2000, in the amount of $610,000 will be retired as follows:

      (a) The sum of $350,000 will be paid in cash or immediately available funds at the time of the execution of this agreement.

      (b) The sum of $160,000 will be paid by delivery of an aggregate of 213,333 shares of Industrialex common stock, subject to all necessary regulatory approval.

      (c) The sum of $100,000 will be paid by delivery of a promissory note in substantially the form of Exhibit A hereto, in the aggregate principal amount of $100,000. Note shall bear interest at the rate of eight percent (8.0%) per annum and be due in eighteen (18) monthly payments of principal and interest beginning on May 15, 2001.

      (d) Holders will deliver to Industrialex, at the time of the execution of this agreement, all of the outstanding shares of Screen Tech Graphics, Inc. common stock and will release their security interest in such shares and all of the tangible and intangible property and assets of Screen Tech Graphics, Inc.

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.


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"INDUSTRIALEX"                                  "HOLDERS"

INDUSTRIALEX MANUFACTURING
 CORP.

/s/  Ahmad Akrami                               /s/ Vincent DiNapoli
--------------------------------                ------------------------------
Ahmad Akrami, Chairman and Chief                Vincent DiNapoli
   Executive Officer

                                                /s/  Susan E. DiNapoli
                                                ------------------------------
                                                Susan E. DiNapoli